Management Presentation
March 7, 2011

Fourth Quarter and Year-End 2010 Results

MDC PARTNERS

MDC PARTNERS

Forward Looking Statements and Other Information

This presentation, including our "2010 Financial Outlook", contains forward-looking statements. The Company's representatives may also make forward-looking statements orally from time to time. Statements in this presentation that are not historical facts, including statements about the Company's beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and "put" option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

- risks associated with severe effects of national and regional economic downturn;
- the Company's ability to attract new clients and retain existing clients;
- the financial success of the Company's clients;
- the Company's ability to remain in compliance with its debt agreements and the Company's ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to "put" option rights and deferred acquisition consideration;
- the successful completion and integration of acquisitions which compliment and expand the Company's business capabilities; and
- foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company's business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company's leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company's securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption "Risk Factors" and in the Company's other SEC filings.

MDC PARTNERS

Key Highlights

- Q4 2010 organic revenue growth of 14.1%, an over 600 basis point increase from Q3 2010 and 800 basis point increase from Q2 2010
- Full year 2010 organic revenue growth of 7.1%, exceeds forecast
- Q4 2010 revenue increased 42.7% to $213.4 million versus $149.5 million in Q4 2009
- Full year 2010 Revenue increased 28.0% to $697.8 million versus $545.1 million in 2009, exceeding guidance
- Q4 2010 EBITDA increased 81.5% to $37.7 million versus $20.8 million in Q4 2009
- Full year 2010 EBITDA increased 20.5% to $86.2 million versus $71.6 million
- Total free cash flow of $73.8 million for 2010 exceeded expectation
- Net new business wins of $29.1 million for Q4 2010 bringing full year wins to $77.6 million
- Technology and digital related revenue increased to 50% of total revenues in Q4 2010 from 45% in Q3 2010
- 2011 revenue guidance of $850-870 million, an increase of 21.8% to 24.7% compared to 2010
- 2011 EBITDA guidance of $108-112 million, an increase of 25.3% to 29.9% compared to 2010
- Increased quarterly dividend 7.7% to $0.14 per share

MDC PARTNERS

2010 Actual Results vs. Guidance

(US$ in millions)	2010 Guidance	2010 Actual Results
Revenue	$640 - $655 million	$697.8
EBITDA	$86 - $88 million	$86.2
Free Cash Flow	$41 - $43 million	$33.1
+ Change in Working Capital and Other	$30 million	$40.7
Total Free Cash Flow	$71 - $73 million	$73.8

Note: See appendix for definitions of non-GAAP measures.

Note: Free Cash Flow was impacted by the planned $25 million in recent investments in talent and other growth initiatives.

MDC PARTNERS

Consolidated Revenue and Earnings

(US$ in millions, except percentages)

	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2010	2009	% Change	2010	2009	% Change
Revenue	$ 213.4	$ 149.5	*42.7 %*	$ 697.8	$ 545.1	*28.0 %*
Operating Expenses						
Cost of services sold	141.8	94.4	*50.2 %*	477.5	353.0	*35.3 %*
Office and general expenses	38.5	44.1	*(12.7) %*	156.9	136.6	*14.9 %*
Depreciation and amortization	11.3	11.7	*(3.9) %*	34.5	34.4	*0.2 %*
Operating Income (Loss)	21.8	(0.7)	*NM*	28.9	21.1	*37.1 %*
Other income (expense)	(8.2)	(9.8)		(32.8)	(23.8)	
Income tax expense (recovery)	(1.3)	5.2		(0.2)	8.5	
Equity in earnings (loss) of non-consolidated affiliates	2.5	(0.3)		0.9	-	
Income (Loss) from Continuing Operations	17.4	(15.9)		(2.9)	(11.2)	
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(0.3)	(0.7)		(2.5)	(1.5)	
Net Income (Loss)	17.0	(16.6)		(5.4)	(12.8)	
Net income attributable to the non-controlling interests	(5.6)	(1.8)		(10.1)	(5.6)	
Net Income (Loss) Attributable to MDC Partners Inc.	$ 11.5	$ (18.5)		$ (15.4)	$ (18.3)	

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Summary of Segment Results – Revenue

(US$ in millions, except percentages)

	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2010	2009	% Change	2010	2009	% Change
Revenue						
Strategic Marketing Services	$ 130.2	$ 105.9	*23.0 %*	$ 438.9	$ 370.6	*18.4 %*
Performance Marketing Services	83.2	43.7	*90.5 %*	258.9	174.5	*48.3 %*
Total Revenue	$ 213.4	$ 149.5	*42.7 %*	$ 697.8	$ 545.1	*28.0 %*

- **Strategic Marketing Services Group: Technology, integrated marketing and communication service firms and strategic consulting service firms.**
  - **Positioned for significant market share gains and revenue growth as advertising spend continues to stabilize and as technology and digital makes up a larger share of clients' marketing portfolio.**
- **Performance Marketing Services Group: Analytics, database mining and consumer insights that provide targetable, measurable solutions that drive superior Return on Marketing Investment.**
  - **Solid organic growth; underscores clients' focus on measurability**
  - **Meaningful growth opportunities as clients continue to look for a measurable understanding of their marketing expenditures.**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Fourth Quarter 2010 Revenue Growth by Segment

	Strategic Marketing Services	Performance Marketing Services	Weighted Average Total
Organic Growth	12.8%	17.3%	14.1%
Acquisition Growth	9.5%	72.0%	27.8%
Foreign Exchange Growth	0.7%	1.2%	0.8%
Total	23.0%	90.5%	42.7%

- Strategic Marketing Services maintained double digit organic revenue growth for the year
- Performance Marketing Services organic revenue growth turned positive in Q4 and should continue to contribute to organic growth in 2011

MDC PARTNERS

Full Year 2010 Revenue Growth by Segment

	Strategic Marketing Services	Performance Marketing Services	Weighted Average Total
Organic Growth	11.7%	-2.7%	7.1%
Acquisition Growth	5.4%	49.1%	19.4%
Foreign Exchange Growth	1.3%	2.0%	1.5%
Total	18.4%	48.3%	28.0%

- **Full year organic revenue growth of 7.1 exceeded planned 5-7% growth**

MDC PARTNERS

Organic Growth Outperformance Over Time



MDC Partners vs. Peers
Trailing 12 Month Organic Revenue
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
4Q +14.1%
MDC Partners
Peers

- MDC's organic growth outperformance continues despite more difficult comparisons

Note: Peers include Omnicom, Interpublic, WPP Group, Havas and Publicis

MDC PARTNERS

Fourth Quarter 2010 Revenue by Client Sector


Healthcare, 5%
Auto, 3%
Technology, 7%
Financials, 9%
Consumer Products, 34%
Other, 12%
Communications, 15%
Retail, 16%

Note: Numbers may not add due to rounding

Summary of Segment Results – EBITDA

(US$ in millions, except percentages)

	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2010	2009	*% Change*	2010	2009	*% Change*
EBITDA						
Strategic Marketing Services	$ 24.9	$ 20.7	*20.6 %*	$ 69.0	$ 71.4	*(3.4) %*
margin	*19.1%*	*19.5%*		*15.7%*	*19.3%*	
Performance Marketing Services	13.1	3.6	*265.2 %*	28.1	12.2	*130.7 %*
margin	*15.7%*	*8.2%*		*10.9%*	*7.0%*	
Marketing Communications	38.0	24.2	*56.8 %*	97.1	83.6	*16.2 %*
margin	*17.8%*	*16.2%*		*13.9%*	*15.3%*	
Corporate Expenses	(4.1)	(3.5)	*18.9 %*	(15.1)	(12.3)	*22.9 %*
Profit Distributions from Affiliates	3.9	0.1	*NM*	4.2	0.2	*NM*
Total EBITDA	$ 37.7	$ 20.8	*81.5 %*	$ 86.2	$ 71.6	*20.5 %*
margin	*17.7%*	*13.9%*		*12.4%*	*13.1%*	

Amounts and percentages may not foot due to rounding.

Free Cash Flow

(US$ in millions)	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
EBITDA	$37.7	$20.8	$86.2	$71.6
Net Income Attibutable to Noncontrolling Interests	(5.6)	(1.8)	(10.1)	(5.6)
Capital Expenditures	(4.3)	(2.9)	(12.5)	(6.2)
Cash Taxes	(0.4)	0.1	(1.1)	(0.4)
Cash Interest, net and other	(7.4)	(9.1)	(29.4)	(17.3)
Free Cash Flow	**$20.1**	**$7.1**	**$33.1**	**$42.1**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Liquidity

Available Liquidity at December 31, 2010

(US$ in millions)

Commitment Under Facility	$	100.0
Drawn		-
Letters of Credit		6.0
Funds Available Under Facility	$	94.0
Total Cash		10.9
Liquidity	$	104.9

MDC PARTNERS

2011 Financial Outlook

	2011 Guidance	Implied Year over Year* Change
Revenue	$850 - $870 million	+21.8% to +24.7%
EBITDA	$108 - $112 million	+25.3% to +29.9%
Free Cash Flow	$43 - $46 million	+29.9% to +39.0%
+ Change in Working Capital and Other	+$5 million	
Total Free Cash Flow	$48 - $51 million	-35.0% to -30.9%

* Year over year change compares to 2010 actuals

Note: See appendix for definitions of non-GAAP measures.

Appendix

MDC PARTNERS

MDC PARTNERS

Temporal Put Obligations and Impact on EBITDA

	Estimated Put Impact at December 31, 2010			
	Payment Consideration			Incremental
(US$ in millions)	Cash	Stock	Total	EBITDA in Period
2011	2.3	0.6	2.9	2.9
2012	12.6	0.7	13.3	1.9
2013	3.7	1.0	4.7	2.4
2014	4.0	0.5	4.5	0.8
Thereafter	7.3	0.3	7.6	2.0
Total	$29.9	$3.1	$33.0	$10.0

Effective Multiple	3.3

Note: Excludes put rights of $48.8 million exercisable pursuant to termination of employment or death.

MDC PARTNERS

Balance Sheet: 2016 Senior Notes

Principal Amount	$290 Million
Date	October 23, 2009/May 11, 2010
Maturity	November 1, 2016 – 7 Year
Security	Unsecured
Coupon	11%
Ratings	Moody's - Corporate: B1; Notes: B2 S&P: Corporate: BB-; Notes: BB-

MDC PARTNERS

Balance Sheet: Revolving Credit Facility

Amount	$100 Million
Type	Senior Secured
Maturity	October 23, 2014 – 5 Year
Facility Fee	50bps per annum
Drawn Rate	Prime + 300bps
Covenants	• Minimum EBITDA: $76 million • Fixed Charge Coverage Ratio: 1.25:1.0 • Senior Leverage Ratio: 2.0:1.0

MDC PARTNERS

Summary Cash Flow Data

(US$ in millions)	Twelve Months Ended December 31, 2010	2009
Cash flows provided by continuing operating activities	$39.8	$69.3
Discontinued operations	(2.5)	(1.6)
Net cash provided by operating activies	**$37.3**	**$67.7**
Cash flows used in continuing investing activities	($129.5)	($66.2)
Discontinued operations	(0.7)	(0.0)
Net cash used in investing activities	**($130.3)**	**($66.2)**
Net cash provided by (used in) financing activities	**$52.4**	**$12.3**
Effect of exchange rate changes on cash and cash equivalents	($0.4)	($3.1)
Net increase in cash and cash equivalents	**($41.0)**	**$10.6**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Definition of Non-GAAP Measures

- **EBITDA:** EBITDA is a non-GAAP measure, that represents operating profit plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.
- **Organic Growth:** Organic revenue growth is a non-GAAP measure that refers to growth in revenues from sources other than acquisitions or foreign exchange impacts.
- **Free Cash Flow:** Free cash flow is a non-GAAP measure that represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains and excludes capitalized costs related to the October 2009 refinancing.
- **Total Free Cash Flow:** Total free cash flow is a non-GAAP measure that represents free cash flow plus changes in working capital plus other changes in cash.
- **Net Bank Debt:** Debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

Note: A reconciliation of Non-GAAP to US GAAP reported results has been provided by the Company in the tables included in the earnings release issued on March 7, 2011.